SEWARD & KISSEL LLP
                             ONE BATTERY PARK PLAZA
                               NEW YORK, NY 10004

                            Telephone: (212) 574-1200
                            Facsimile: (212) 480-8421
                                 www.sewkis.com


                                                                  March 24, 2005


AllianceBernstein International Premier Growth Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

      We are counsel to AllianceBernstein International Premier Growth Fund, Inc., a Maryland corporation (the "Fund"). The opinions set forth below are being rendered in connection with the Fund's registration statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in which this letter is to be included as an exhibit. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (File No. 811-08527). The Registration Statement pertains to the proposed issuance by the Fund of shares of its Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock, par value $.001 per share (each a "Class" and, collectively the "Shares"), pursuant to two Agreements and Plans of Reorganization and Liquidation, forms of which are included as Appendix A and Appendix B to the Prospectus/Proxy Statement in Part A of the Registration Statement (the "Agreements"). When duly executed and delivered by the parties thereto, the Agreements will, in separate transactions, provide for the transfer of all of the assets and liabilities of AllianceBernstein All-Asia Investment Fund, Inc. and AllianceBernstein New Europe Fund, Inc., each a Maryland corporation (collectively, the "Companies"), to the Fund.

      We have examined the Charter and By-Laws of the Fund, the Agreements in the form approved by the Board of Directors of the Fund and a copy of the Registration Statement in which this letter is to be included as an exhibit. In addition, we have relied upon a certificate of an Assistant Secretary of the Fund certifying that the form of Agreements presented to us are in the form approved by the Board of Directors of the Fund and further certifying the resolutions of the Board of Directors of the Fund approving the Agreements and authorizing the issuance of the Shares pursuant thereto. We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

      Based on such examination and assumptions, we are of the opinion and so advise you that:

      (i) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is registered under the 1940 Act, as an open-end, management investment company; and

      (ii) The Shares proposed to be issued in accordance with the terms of the Agreements, to the extent that the number of Shares of the relevant Class or Classes to be issued and distributed to shareholders of the Companies does not exceed the number of authorized and unissued shares of such Class or Classes at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

      We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and non-assessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information - Counsel" contained in the Statement of Additional Information of the Fund included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

      Please be advised that we are opining as set forth above as members of the bar in the State of New York and the District of Columbia.



                                       Very truly yours,

                                       /s/ Seward & Kissel LLP
                                       -----------------------
                                           Seward & Kissel LLP


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